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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           -------------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934



 DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 23, 2001 (JULY 25, 2001)


                             UNITED STATIONERS INC.
               (Exact name of Registrant as specified in charter)


        DELAWARE                     000-10653                   36-3141189
(State or other jurisdiction   (Commission file number)       (I.R.S. employer
    of incorporation)                                        identification no.)


                          UNITED STATIONERS SUPPLY CO.
               (Exact name of Registrant as specified in charter)


         ILLINOIS                     33-59811                   36-2431718
(State or other jurisdiction   (Commission file number)       (I.R.S. employer
    of incorporation)                                        identification no.)


               2200 EAST GOLF ROAD
              DES PLAINES, ILLINOIS                        60016-1267
     (Address of Principal Executive Offices)              (Zip Code)


       Registrants' telephone number, including area code: (847) 699-5000



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             UNITED STATIONERS INC. AND UNITED STATIONERS SUPPLY CO.



ITEM 5.   OTHER EVENTS

          The Company reported earnings per share of $0.65 for its second quarter ended June 30, 2001, compared with $0.47 in the second quarter of 2000. Net income for the latest three months was $21.8 million, up from $16.3 million in the comparable prior-year quarter. The results for the three months ended June 30, 2000, include an extraordinary charge of $6.5 million related to the early retirement of debt. Net sales for the period reached a record $979 million, up 3.7% compared with sales of $944 million for the second quarter of 2000.

ITEM 7.   EXHIBITS

Exhibit 99.1
        Press release issued by the Company on July 23, 2001.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                        United Stationers Inc.
                        United Stationers Supply Co.


Dated:  July 25, 2001   By: /s/ Eileen A. Kamerick
                            ---------------------------------
                            Eileen A. Kamerick
                            Executive Vice President and Chief Financial Officer